Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We

consent to the incorporation by reference in the

Registration Statement on Form S-8 (No. 333-36693)
of our

report dated

, with

respect to

the statement of

net assets

available for

benefits as

of December

31,
2024 and 2023 and

the related statement of

changes in net assets available

for benefits for the

year ended
December

31,

2024

supplemental

schedule

H,

line

4i

–

schedule

of

assets

(held

at

end

of

year)

as

of
December

31,

2024,

and

supplemental

schedule

H,

line

4a

–

schedule

of

delinquent

participant
contributions

for

the

year

ended

December

31,

2024,

of

Capital

City

Bank

Group

Inc

401(k)

Plan
included in this Annual Report on Form 11-K for the year ended December 31, 2024.
/s/ Forvis Mazars, LLP
Little Rock, Arkansas
June 25, 2025